SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 13, 2011


                            NETWORKING PARTNERS, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                       0-54418                   45-0921541
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)          Identification Number)

   857 Sarno Road, Melbourne, Florida                              32935
(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (321) 984-8858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.133-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

     Effective October 13, 2011, Pino Baldassarre resigned from his positions as President, Chief Executive Officer and a Director of Networking Partners, Inc. ("Company") to pursue another business opportunity in the United Kingdom. In his letter of resignation, Mr. Baldassarre said "I would like to request that the Board kindly accepts my resignation as director and CEO of Networking Partners Inc, effective immediately, as I wish to pursue a position as CEO of a United Kingdom based Plc company which means I will be required to relocate to London
(UK)." Our Board of Directors appointed Sara B. Stockdale as the Company's President and as a member of our Board of Directors.

SARA B. STOCKDALE, PRESIDENT AND DIRECTOR

     Sara B. Stockdale has 20 years experience in the financial services industry, specifically insurance and investment brokerage. She served in a management capacity for the majority of that time and has strong administrative, communicative and organizational skills with aptitude for customer service and negotiation. Ms. Stockdale has held the position of CEO and director of Anne's Diary Inc, a company that creates, develops and maintains social networking websites, since the company's inception in 2006. Ms. Stockdale held the positions of stockbroker, branch manager, and President of Texas Securities, Inc. during her tenure there between 1981 and 1993. She managed a portfolio of institutional clients and was responsible for all compliance, including that with regulatory bodies, and she was responsible for public company financial reporting requirements, annual reports, press releases and compilation of reports to the Board.

     Effective December 8, 2011, Enzo Taddei resigned from his positions as Chief Financial Officer and a Director of the Company. In his letter of resignation, Mr. Taddei said "I truly regret to inform the Board that due to personal circumstances beyond my control, I am forced to resign, with immediate effect, as director and CFO of Networking Partners Inc. and its solely owned subsidiary Networking Partners Canada Inc. Finally, I would like to wish the Company a fruitful and prosperous future."

     Effective December 8, 2011, David Bradley-Ward resigned from his positions as Chief Operating Officer and a Director of the Company. In his letter of resignation, Mr. Bradley-Ward said: "I regret to inform the board that due to personal circumstances I will no longer be able to serve as a director of the board of Networking Partners Inc and as such tender my resignation with immediate effect. I am happy to maintain the web site and consult on the matters involving the social network, if required, but not having day to day information on the financials of the business or any executive decisions regarding structure of the company I feel that it is best that I stand down from an executive post."

     Our Board of Directors has made no decisions as to possible successors to Mr. Taddei and Mr. Bradley-Ward and will conduct an immediate search for qualified candidates to fill those positions. Our Board of Directors has made no decision regarding the compensation of Ms. Stockdale as our President and Director.

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
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     List of exhibits attached or incorporated by reference pursuant to Item 601 of Regulation S-K:

     Exhibit No.               Description of Exhibit
     -----------               ----------------------

       17.1           Letter of resignation from Pino Baldassarre
       17.2           Letter of resignation from Enzo Taddei
       17.3           Letter of resignation from David Bradley-Ward

                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 12, 2011

                                            NETWORKING PARTNERS, INC.


                                            By: /s/ Sara B. Stockdale
                                               ---------------------------------
                                               Sara B. Stockdale
                                               President

                                 EXHIBIT INDEX

     Exhibit No.               Description of Exhibit
     -----------               ----------------------

       17.1           Letter of resignation from Pino Baldassarre
       17.2           Letter of resignation from Enzo Taddei
       17.3           Letter of resignation from David Bradley-Ward